Exhibit 3.3
ADOPTED: April 29, 2021
BYLAWS
OF
MEREDITH HOLDINGS CORPORATION
(an Iowa Corporation)
(hereinafter referred to as the "Corporation")
ARTICLE 1
PRINCIPAL OFFICE
The location of the principal office of the Corporation will be identified in the Corporation's biennial report filed with the Iowa Secretary of State.
ARTICLE 2
REGISTERED OFFICE AND AGENT
The Corporation shall maintain a registered agent and registered office as required by the Iowa Business Corporation Act. The registered agent or registered office, or both, may be changed by resolution of the board of directors.
ARTICLE 3
MEETINGS OF SHAREHOLDERS
Section 3.1 Annual Meeting. The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, at such time and on such day in January of each year as the board of directors shall each year fix, or at such other place, time or date as the board of directors shall fix, which date shall be within the earlier of six months after the end of the Corporation's fiscal year or fifteen months after the last annual meeting of the shareholders.
Section 3.2 Special Meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by law (which for purposes of these bylaws shall mean as required from time to time by the Iowa Business Corporation Act), may be called by the Chairman, the President or the board of directors, and shall be called by the board of directors if the shareholders of at least ten percent of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Corporation one or more written demands for the meeting describing the purpose or purposes for which the special meeting is to be held. The time, date and place of any special meeting shall be determined by the board of directors or, at its discretion, by the Chairman or by the President. Unless otherwise provided in the articles of incorporation, a written demand for a special meeting may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of demands sufficient in number to require the holding of a special meeting.

Section 3.3 Notices and Reports to Shareholders.
(a)    The Corporation shall notify shareholders of the date, time and place of each annual and special shareholders' meeting no fewer than ten days nor more than sixty days before the date of the meeting. Unless otherwise required by law or the articles of incorporation, notice of an annual meeting need not include a description of the purpose or purposes for which the meeting is called. Notice of a special meeting must include a description of the purpose or purposes for which the meeting is called. Unless otherwise required by law or the articles of incorporation, the Corporation is required to give notice only to shareholders entitled to vote at the meeting. The board of directors may establish a record date for the determination of shareholders entitled to notice, as provided in section 3.5 of these bylaws. Notice of adjourned meetings need only be given if required by law or section 3.7 of these bylaws.
(b)    Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.
(c)    If notice of proposed corporate action is required by law to be given to shareholders not entitled to vote, and the action is to be taken by consent of the voting shareholders, the Corporation must give all shareholders written notice of the proposed action at least ten days before the action is taken. The notice must contain or be accompanied by the same material that, under law, would have been required to be sent to shareholders not entitled to vote in a notice of meeting at which the proposed action would have been submitted to the shareholders for action.
(d)    Notice may be communicated in person; by mail or other method of delivery; or by telephone, voice mail, or other electronic means. If these forms of personal notice are impracticable, notice may be communicated by a newspaper of general circulation in the area where published; or by radio, television, or other form of public broadcast communication. Written notice by the Corporation to its shareholders, if in a comprehensible form, is effective according to one of the following: (i) upon deposit in the United States mail, if mailed postpaid and correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders; or (ii) when electronically transmitted to the shareholder in a manner authorized by the shareholder.
(e)    Notice to a shareholder shall not be required to be given if either of the following applies: (i) notice of two consecutive annual meetings, and all notices of meetings during the period between such two consecutive annual meetings, have been sent to the shareholder at such shareholder's address as shown on the records of the Corporation and have been returned undeliverable; or (ii) all, but not less than two, payments of dividends on securities during a twelve month period, or two consecutive payments of dividends on securities during a period of more than twelve months, have been sent to such shareholder at such shareholder's address as shown on the records of the Corporation and have been returned undeliverable. If any such shareholder shall deliver to the Corporation a written notice setting forth such shareholder's then-current address, the requirement that notice be given to such shareholder shall be reinstated.

Section 3.4 Waiver of Notice.
(a)    A shareholder may waive any notice required by law, the articles of incorporation or these bylaws before or after the date and time stated in the notice. The waiver must be in writing, be signed by the shareholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Any such waiver shall be equivalent to notice to such shareholder in due time as required by law, the articles of incorporation or these bylaws.
(b)    A shareholder's attendance at a meeting, in person or by proxy, waives (i) objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting or promptly upon the shareholder's arrival objects to holding the meeting or transacting business at the meeting, and (ii) objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.
Section 3.5 Record Date. The board of directors may fix a future date as the record date for any determination of the shareholders for any purpose, such record date in every case to be not more than seventy days before the meeting or action requiring the determination of the shareholders. If no record date is fixed by the board of directors for the determination of the shareholders with respect to a shareholders' meeting, the close of business on the day before the date on which the first notice of the shareholders' meeting is communicated to shareholders shall be the record date for such determination of the shareholders. If no record date is fixed by the board of directors for the determination of the shareholders with respect to a share dividend or a distribution, the date on which the board of directors authorizes the share dividend or the distribution shall be the record date for such determination of the shareholders. A determination of the shareholders entitled to notice of or to vote at a shareholders' meeting is effective for any adjournment of the meeting unless the board of directors fixes a new record date or unless a new record date is required by law.
Section 3.6 Shareholders' List. After fixing a record date for a meeting, the Secretary shall prepare an alphabetical list of the names of all shareholders who are entitled to notice of a shareholders' meeting. The list must be arranged by voting group and within each voting group by class or series of shares, and show the address of and number of shares held by each shareholder. The shareholders' list must be available for inspection by any shareholder beginning two business days after notice of the meeting is given for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. A shareholder, or a shareholder's agent or attorney, is entitled on written demand to inspect and, subject to the requirements of law, to copy the list, during regular business hours and at the person's expense, during the period it is available for inspection. The Corporation shall make the shareholders' list available at the meeting, and any shareholder, or a shareholder's agent or attorney, is entitled to inspect the list at any time during the meeting or any adjournment.

Section 3.7 Quorum.
(a)    Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Unless otherwise required by law or the articles of incorporation, a majority of the votes entitled to be cast on the matter by the voting group constitutes a quorum of that voting group for action on that matter. If a quorum shall fail to attend any meeting, the chairperson of the meeting or a majority of the votes present may adjourn the meeting to another date, time or place.
(b)    If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment; provided, however, that if the board of directors fixes a new record date for the adjourned meeting, which it must do if the meeting is adjourned to a date more than one hundred twenty days after the date fixed for the original meeting, notice of the adjourned meeting must be given in conformity with these bylaws to persons who are shareholders as of the new record date. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.
(c)    Once a share is represented for any purpose at a meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for that adjourned meeting.
Section 3.8 Organization.
(a)    At each meeting of shareholders, a chairperson shall preside. The Chairman, or in the absence of the Chairman, the President, or in the President's absence, such person as the board of directors may have designated, or, in the absence of such a person, such person as shall be designated by the holders of a majority of the votes present at the meeting, shall act as chairperson at each meeting of the shareholders.
(b)    The Secretary of the Corporation shall act as secretary at all meetings of the shareholders, but in the absence of the Secretary at any meeting of the shareholders, the chairperson of the meeting may appoint any person to act as secretary of the meeting.
Section 3.9 Voting of Shares.
(a)    Every shareholder entitled to vote may vote in person or by proxy. Except as provided in subparagraph (d) immediately below or unless otherwise provided by law or the articles of incorporation, each outstanding share, regardless of class, is entitled to one vote on each matter voted on at a shareholders' meeting.
(b)    Unless otherwise provided in the articles of incorporation, directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. If the articles of incorporation authorize dividing the shares into classes, the articles of incorporation may also authorize the election of all or a specified number of directors by the holders of one or more authorized classes of shares. Each class, or classes, of shares entitled to elect one or more directors is a separate voting group for purposes of the election of directors. The removal of a director is governed by Section 4.5 of these bylaws. Shareholders do not have the right to cumulate their votes for directors unless the articles of incorporation so provide.
(c)    The shareholders having the right to vote shares at any meeting shall be only those of record on the stock books of the Corporation on the record date fixed by law or pursuant to section 3.5 of these bylaws.
(d)    Absent special circumstances, the shares of the Corporation are not entitled to vote if they are owned, directly or indirectly, by a second corporation, domestic or foreign, and the Corporation owns, directly or indirectly, a majority of the shares entitled to vote for directors of the second corporation. The foregoing does not limit the power of the Corporation to vote any shares, including its own shares, held by the Corporation in a fiduciary capacity.
(e)    Voting by shareholders on any question or in any election may be viva voce unless the chairperson of the meeting shall order or any shareholder shall demand that voting be by ballot. On a vote by ballot, each ballot shall be signed by the shareholder voting, or in the shareholder's name by proxy, if there be such proxy, and shall state the number of shares voted by such shareholder.
(f)    If a quorum exists, action on a matter, other than the election or removal of directors, by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the law or the articles of incorporation require a greater number of affirmative votes.
Section 3.10 Voting by Proxy or Representative.
(a)    A shareholder entitled to vote may vote the shareholder's shares in person or by proxy appointed in accordance with subparagraph (c) immediately below, which appointment shall be effective when a signed appointment form or an electronic transmission of the appointment is received by the inspector of election or the secretary of the meeting or other officer or agent of the Corporation authorized to tabulate votes. An appointment of a proxy is valid for eleven months from the date of its execution, unless a longer period is expressly provided in the appointment. Subject to law and to any express limitation on the proxy's authority stated in the appointment form or electronic transmission, the Corporation is entitled to accept the proxy's vote or other action as that of the shareholder making the appointment.
(b)    Shares held by an administrator, executor, guardian, conservator, receiver, trustee, pledgee, or another corporation may be voted as provided by law.
(c)    A shareholder or the shareholder's agent or attorney-in-fact may appoint a proxy to vote or otherwise act for the shareholder by signing an appointment form or by an electronic transmission that complies with these bylaws. An electronic transmission must contain or be accompanied by information from which one can determine that the shareholder, the shareholder's agent, or the shareholder's attorney-in-fact authorized the electronic transmission.

(d)    An appointment of a proxy is revocable unless the appointment form or electronic transmission states that it is irrevocable and the appointment is coupled with an interest. An irrevocable appointment is revoked when the interest with which it is coupled is extinguished. The death or incapacity of the shareholder appointing a proxy does not affect the right of the Corporation to accept the proxy's authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises the proxy's authority under the appointment.
Section 3.11 Inspectors. The board of directors may (but shall not be obligated to) appoint one or more inspectors to act at a meeting of the shareholders or any adjournment thereof and make a written report of the inspectors' determinations. If inspectors are not appointed by the board of directors, the chairperson of the shareholders' meeting may (but shall not be obligated to) make such appointment. In case any person appointed as an inspector shall fail to appear or act, the vacancy may be filled by appointment made by the board of directors, or at the shareholders' meeting by the chairperson of the meeting. The inspectors shall do all of the following: (i) ascertain the number of shares outstanding and the voting power of each; (ii) determine the shares represented at the meeting; (iii) determine the validity of proxies and ballots; (iv) count all votes; and (v) determine the result. Each inspector shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of the inspector's ability. An inspector may be an officer or employee of the Corporation. No inspector, whether appointed by the board of directors or by the chairperson of the shareholders' meeting, need be a shareholder of the Corporation.
Section 3.12 Action Without Meeting. Unless otherwise provided in the articles of incorporation, and except as otherwise set forth in section 4.5 of these bylaws, any action required or permitted by law to be taken at a shareholders' meeting may be taken without a meeting or vote, and, except as required by law, without prior notice, if one or more written consents describing the action taken are signed by the holders of outstanding shares having not less than ninety percent of the votes entitled to be cast at a meeting at which all shares entitled to vote on the action were present and voted, and are delivered to the Corporation for inclusion in the minutes or filing with the Corporation's records. A written consent shall bear the date of signature of each shareholder who signs the consent and no written consent is effective to take the corporate action referred to in the consent unless, within sixty days of the earliest dated consent delivered to the Corporation, written consents signed by a sufficient number of holders to take action are delivered to the Corporation. If not otherwise fixed by law or in accordance with these bylaws, the record date for determining shareholders entitled to take action without a meeting is the date the first shareholder signs the written consent. Written consents may be delivered to the Corporation by electronic transmission. A written consent may be revoked by a writing to that effect received by the Corporation prior to the receipt by the Corporation of unrevoked written consents sufficient in number to take the corporate action.
Section 3.13 Conduct of Business. The chairperson of each meeting of shareholders shall, unless the articles of incorporation provide otherwise, determine the order of business and shall have the authority to establish rules for the conduct of the meeting, including regarding regulation of the manner of voting and the conduct of business. Any rules adopted for, and the conduct of, the meeting shall be fair to shareholders The chairperson shall also announce at the meeting when the polls close for each matter voted upon, but if no announcement is made, the polls shall be deemed to have closed upon the final adjournment of the meeting. After the polls close, no ballots, proxies or votes nor any revocations or changes to any ballots, proxies or votes may be accepted.
ARTICLE 4
BOARD OF DIRECTORS
Section 4.1 General Powers and Qualifications. All corporate powers shall be exercised by or under the authority of, and the business and affairs of the Corporation shall be managed by or under the direction of, the board of directors, subject to any limitations set forth in the articles of incorporation. Unless the articles of incorporation so prescribe, no director is required to be an officer or employee or a shareholder of the Corporation or a resident of the State of Iowa.
Section 4.2 Number of Directors; Tenure. Subject to any limitations set forth in the articles of incorporation, the number of directors of the Corporation shall be determined and fixed by resolution of the board of directors, and the then current number of directors may be increased or decreased from time to time by resolution of the board of directors. Each director shall hold office until the next annual shareholders' meeting following his or her election and until his or her successor is elected and qualifies or until there is a decrease in the number of directors, or until his or her death, resignation or removal.
Section 4.3 Quorum and Manner of Acting. Unless otherwise required by law or the articles of incorporation, a quorum of the board of directors consists of a majority of the number of directors prescribed in accordance with section 4.2 of these bylaws. If at any meeting of the board of directors there be less than a quorum present, a majority of the directors present may adjourn the meeting from time to time until a quorum shall be present. Notice of any adjourned meeting need not be given. If a quorum is present when a vote is taken, the affirmative vote of a majority of the directors present at the meeting is the act of the board of directors unless the articles of incorporation require the vote of a greater number of directors.
Section 4.4 Resignation. A director may resign at any time by delivering written notice to the Chairman, the President, the board of directors, or the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date.
Section 4.5 Removal. The shareholders may remove one or more directors, with or without cause, unless the articles of incorporation provide that directors may be removed only for cause. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove that director. A director may be removed only if the number of votes cast to remove that director exceeds the number of votes cast not to remove the director. A director may be removed by the shareholders only at a meeting called for the purpose of removing the director and after notice stating that the purpose, or one of the purposes, of the meeting is removal of the director. A director shall not be removed pursuant to written consents unless written consents are obtained from the holders of all the outstanding shares of the Corporation entitled to vote on the removal of the director.

Section 4.6 Vacancies. Unless the articles of incorporation provide otherwise, if a vacancy occurs on the board of directors through death, resignation, removal or any other cause, including a vacancy resulting from an increase in the number of directors, the vacancy may be filled by the shareholders or by the board of directors. If the directors remaining in office constitute fewer than a quorum of the board, they may fill the vacancy by the affirmative vote of a majority of all the directors remaining in office. If the vacant office was held by a director elected by a voting group of shareholders, only the holders of shares of that voting group are entitled to vote to fill the vacancy if it is filled by the shareholders.
Section 4.7 Compensation of Directors. The directors shall be entitled to be reimbursed for any expenses paid or incurred by them on account of attendance at any regular or special meeting of the board of directors. The board of directors may fix the other compensation of directors from time to time by resolution of the board.
Section 4.8 Place and Conduct of Meetings; Participation in Meetings The board of directors may hold regular or special meetings at such place or places within or without the State of Iowa, as the board may from time to time determine. Unless the articles of incorporation provide otherwise, the board of directors may conduct any meeting through the use of, and any or all directors may participate in any meeting by, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.
Section 4.9 Annual Meeting. The board of directors may meet immediately after the final adjournment of each annual meeting of the shareholders for the election of directors at the same place where said meeting of shareholders finally adjourned, for the purpose of organization, the election of officers and the transaction of other business. Notice of the date, time, place or purpose of such meeting need not be given. Such meeting may be held at any other time or place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors or in a consent and waiver of notice thereof signed by all the directors, at which meeting the same matters shall be acted upon as is above provided.
Section 4.10 Regular Meetings. Regular meetings of the board of directors shall be held at such place and at such times as the board of directors shall by resolution fix and determine from time to time. Unless the articles of incorporation provide otherwise, no notice of the date, time, place or purpose shall be required for any regular meeting of the board of directors.
Section 4.11 Special Meetings; Notice.
(a)    Special meetings of the board of directors shall be held whenever called by direction of the Chairman, the President, or one-third of the directors at the time being in office.
(b)    Unless the articles of incorporation provide for a longer or shorter period, special meetings of the board of directors must be preceded by at least two days' notice of the date, time and place of the meeting. The notice need not describe the purpose of the special meeting unless required by the articles of incorporation. Unless otherwise stated in the notice thereof, any and all business may be transacted at a special meeting.

(c)    At any meeting at which every director shall be present, even without any notice, any business may be transacted.
Section 4.12 Waiver of Notice. A director may waive any notice required by law, the articles of incorporation or these bylaws before or after the date and time stated in the notice. Except as provided below in this section, the waiver must be in writing, signed by the director and filed with the minutes or corporate records. Such a waiver shall be equivalent to notice in due time as required by these bylaws. A director's attendance at or participation in a meeting waives any required notice to that director of the meeting unless the director at the beginning of the meeting or promptly upon the director's arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting.
Section 4.13 Director's Assent Presumed. A director who is present at a meeting of the board of directors or a committee of the board of directors when corporate action is taken is deemed to have assented to the action taken unless one or more of the following occurs: (i) the director objects at the beginning of the meeting or promptly upon the director's arrival to holding it or transacting business at the meeting, (ii) the director's dissent or abstention from the action taken is entered in the minutes of the meeting, or (iii) the director delivers written notice of the director's dissent or abstention to the chairperson of the meeting before its adjournment or to the Corporation immediately after adjournment of the meeting. The right of dissent or abstention is not available to a director who votes in favor of the action taken.
Section 4.14 Order of Business.
(a)    At meetings of the board of directors, business shall be transacted in such order as the board of directors may from time to time determine by resolution.
(b)    At all meetings of the board of directors, the Chairman, or in the Chairman's absence, the President, or in the President's absence, the most senior Vice President present, or otherwise the person designated by the vote of a majority of the directors present, shall preside.
Section 4.15 Action Without Meeting. Except to the extent that the articles of incorporation require that action by the board of directors be taken at a meeting, any action required or permitted by law to be taken by the board of directors may be taken without a meeting if each director signs a consent describing the action to be taken and delivers it to the Corporation. Action taken under this section is the act of the board of directors when one or more consents signed by all the directors are delivered to the Corporation. The consent may specify the time at which the action taken is to be effective. Written consents may be delivered to the Corporation by electronic transmission. A director's consent may be withdrawn by a revocation signed by the director and delivered to the Corporation prior to delivery to the Corporation of unrevoked written consents signed by all of the directors.
Section 4.16 Committees.
(a)    Unless otherwise provided by law or the articles of incorporation, the board of directors, by resolution adopted by the affirmative vote of a majority of all the directors in office when the action is taken, may create one or more committees, including an executive committee, and appoint one or more members of the board of directors to serve on any committee. Any such committee shall serve at the will of the board of directors. Each such committee shall have the powers and duties delegated to it by the board of directors or as specified in the articles of incorporation. The board of directors may appoint one or more directors as alternate members of any committee to replace any absent or disqualified member during the member's absence or disqualification. Each committee shall fix its own rules governing the conduct of its activities as the board of directors may request.
(b)    A committee shall not: (i) authorize or approve distributions by the Corporation, except according to a formula or method, or within limits, prescribed by the board of directors; (ii) approve or propose to shareholders action that the law requires be approved by shareholders; (iii) fill vacancies on the board of directors of the Corporation or on any of its committees; provided, however, that unless the articles of incorporation or the resolution creating the committee provide otherwise, in the event of the absence or disqualification of a member of a committee, the member or members present at any meeting and not disqualified from voting, unanimously, may appoint another director to act in place of the absent or disqualified director; or (iv) adopt, amend or repeal bylaws of the Corporation.
ARTICLE 5
OFFICERS
Section 5.1 Executive Officers. The executive officers of the Corporation shall be a Chairman of the Board (referred to in these Bylaws as "Chairman"), a President, one or more Vice Presidents (the number thereof to be determined by the board of directors), a Secretary, a Treasurer and such other officers as may from time to time be designated and elected by the board of directors. One person may hold the offices and perform the duties of any two or more of said offices. The board of directors may, in its discretion, delegate the powers or duties of any officer to any other officer or agents, notwithstanding any provision of these bylaws, and the board of directors may leave unfilled, for any such period as it may fix, any office except those of President, Treasurer and Secretary. The officers of the Corporation shall be elected annually by the board of directors at the annual meeting of the board of directors. Each officer shall hold office until the next succeeding annual meeting of the board of directors and until his or her successor shall have been duly chosen and shall qualify or until his or her death or until he or she shall resign or shall have been removed. The election or appointment of an officer does not itself create contract rights.
Section 5.2 Resignation and Removal. An officer may resign at any time by delivering notice to the Secretary, the board of directors or the Corporation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. A resignation is effective when the notice is delivered unless the notice specifies a later effective time.
An officer may be removed at any time, with or without cause, by any of the following: (i) the board of directors, (ii) the officer who appointed such officer, unless the board of directors provides otherwise, or (iii) any other officer if authorized by these bylaws or the board of directors. An officer's removal does not affect the officer's contract rights, if any, with the Corporation.
Section 5.3. Powers and Duties of the Chairman. Subject to the control of the board of directors and to the terms of any employment agreement or other agreement between the Chairman and the Corporation, the Chairman shall have general charge of and direct the operations of the Corporation and shall be the chief executive officer of the Corporation. The Chairman shall, when present, preside at all meetings of the shareholders. The Chairman shall, when present, preside at all meetings of the board of directors. The Chairman shall keep the board of directors fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. The Chairman shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the Chairman may deem necessary or proper to be executed in the course of the Corporation's regular business or as authorized by the board of directors. The Chairman may sign in the name of the Corporation all reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. The Chairman, together with the Secretary or an Assistant Secretary or the Treasurer, may sign all certificates for the shares of the capital stock of the Corporation. The Chairman shall perform all duties incident to the office of Chairman as herein defined, and all such other duties as from time to time may be assigned by the board of directors.
Section 5.4. Powers and Duties of the President. In the absence of the Chairman or in the event of the Chairman's death, inability or refusal to act, the President shall perform the duties of the Chairman, and when so acting shall have all of the powers of and be subject to all the restrictions upon the Chairman. The President shall also, subject to the control of the board of directors and the Chairman and to the terms of any employment agreement or other agreement between the President and the Corporation, have general charge of and direct the operations of the Corporation and shall be the chief operating officer of the Corporation. The President shall, when present and in the absence of the Chairman, preside at all meetings of the shareholders and at all meetings of the board of directors. The President shall keep the board of directors and the Chairman fully informed and shall freely consult with them concerning the business of the Corporation in his or her charge. The President shall have authority to sign, execute and acknowledge all contracts, checks, deeds, mortgages, bonds, leases or other obligations on behalf of the Corporation as the President may deem necessary or proper to be executed in the course of the Corporation's regular business or as authorized by the board of directors or the Chairman. The President may sign in the name of the Corporation all reports and all other documents or instruments which are necessary or proper to be executed in the course of the Corporation's business. The President, together with the Secretary or an Assistant Secretary or the Treasurer, may sign all certificates for the shares of the capital stock of the Corporation. The President shall perform all duties incident to the office of President as herein defined, and all such other duties as from time to time may be assigned by the Chairman or the board of directors.
Section 5.5 Powers and Duties of the Vice President(s). In the absence of the President or in the event of the President's death, inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their appointment, or in the absence of any designation, the senior Vice President in length of service) shall perform the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President shall perform such other duties and have such authority as from time to time may be assigned to such Vice President by the Chairman, the President or by the board of directors.
Section 5.6 Powers and Duties of the Secretary. The Secretary shall (a) prepare and keep minutes of all meetings of the shareholders and of the board of directors; (b) maintain and authenticate records of the Corporation; (c) attend to giving and serving all notices of the Corporation as provided by these bylaws or as required by law; (d) be custodian of the corporate seal, if any, the stock certificate books and such other books, records and papers as the board of directors may direct; (e) keep a stock record showing the names of all persons who are shareholders of the Corporation, their addresses as furnished by each such shareholder, and the number of shares of each class of stock held by them respectively, and at least ten days before each shareholders' meeting, prepare a complete list of shareholders entitled to vote at such meeting arranged in alphabetical order; (f) sign with the Chairman or the President certificates for shares of the capital stock of the Corporation; and (g) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to the Secretary by the Chairman, the President or the board of directors. Without limiting the foregoing, the Secretary shall be responsible for maintaining and authenticating the following records: (a) minutes of all meetings of the shareholders and of the board of directors; (b) all actions taken by the shareholders or the board of directors without a meeting; (c) all actions taken by a committee of the board of directors in place of the board of directors on behalf of the Corporation; (d) the articles or restated articles of incorporation of the Corporation and all amendments to them currently in effect; (e) the bylaws or restated bylaws of the Corporation and all amendments to them currently in effect; (f) resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares pursuant to those resolutions are outstanding; (g) all written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years pursuant to Section 8.6(c) of these bylaws; (h) a list of the names and business addresses of the current directors and officers of the Corporation; and (i) the Corporation's most recent biennial report delivered to the Secretary of State.
Section 5.7 Powers and Duties of the Treasurer. The Treasurer shall (a) have custody of and be responsible for all moneys and securities of the Corporation, (b) keep full and accurate records and accounts in books belonging to the Corporation, showing the transactions of the Corporation, its accounts, liabilities and financial condition, (c) see that all expenditures are duly authorized and are evidenced by proper receipts and vouchers; (d) deposit in the name of the Corporation in such depository or depositories as are approved by the board of directors, all moneys that may come into the Treasurer's hands for the Corporation's account; (e) prepare or cause to be prepared annual financial statements that include a balance sheet as of the end of the fiscal year and an income statement for that year; and (f) in general, perform such duties as may from time to time be assigned to the Treasurer by the Chairman, the President or by the board of directors.

Section 5.8 Assistants. There shall be such number of Assistant Secretaries and Assistant Treasurers as the board of directors may from time to time authorize and appoint. The Assistant Secretaries and Assistant Treasurers shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, the President or the board of directors. The board of directors shall also have the power to appoint any person to act as assistant to any other officer, or to perform the duties of any other officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer so appointed shall have the power to perform all the duties of the office to which he or she is so appointed to be assistant, or as to which he or she is so appointed to act, except as such power may be otherwise defined or restricted by the board of directors.
ARTICLE 6
SHARES, THEIR ISSUANCE AND TRANSFER
Section 6.1 Consideration for Shares. The board of directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. Before the Corporation issues shares, the board of directors must determine that the consideration received or to be received for shares to be issued is adequate. The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received. If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be canceled in whole or in part.
Section 6.2 Certificates for Shares. Unless the articles of incorporation provide otherwise, the board of directors may authorize the issue of some or all of the shares of the Corporation of any or all classes or series without certificates. Any such authorization by the board of directors does not affect shares already represented by certificates until such certificates are surrendered to the Corporation. Within a reasonable time after the issue or transfer of shares without certificates, the Corporation shall send the shareholder in question a written statement of information as required by law.
If the board of directors determines to issue certificates for shares, the certificates shall be in such form as the board of directors shall from time to time prescribe, consistent with applicable law.
Unless otherwise provided by applicable law, the rights and obligations of shareholders are identical whether or not their shares are represented by certificates.
Section 6.3 Execution of Certificates. Any certificates for shares of stock shall be numbered in the order in which they are issued and shall be signed by the Chairman or the President and by the Secretary, an Assistant Secretary or the Treasurer of the Corporation. The signatures of any person signing a certificate may be facsimiles. If any person who signed, either manually or in facsimile, a certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.
Section 6.4 Share Record. A record shall be kept by the Secretary, or by any other officer, employee or agent designated by the board of directors, of (i) the names and addresses of all shareholders, (ii) the number and class of shares held by each shareholder, (iii) any certificates representing such shares and the respective dates thereof, and (iv) in case of cancellation of any certificates, the respective dates of cancellation.
Section 6.5 Cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided in section 6.8 of these bylaws. If the board of directors has authorized the issuance of shares without certificates, such authorization shall apply to each certificate thereafter surrendered to the Corporation for exchange or transfer.
Section 6.6 Transfers of Stock. Transfers of shares of the capital stock of the Corporation shall be made only on the books of the Corporation by the record holder thereof, or by his or her attorney thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation, and on surrender of any certificate or certificates for such shares properly endorsed and the payment of all taxes thereon. The person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof for all purposes as regards the Corporation; provided, however, that whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact, if known to the Secretary of the Corporation, shall be set out in the entry of transfer.
Section 6.7 Regulations. The board of directors may make such other rules and regulations as it may deem expedient, not inconsistent with law or the articles of incorporation, concerning the issue, transfer and registration of certificates for shares of the stock of the Corporation.
Section 6.8 Lost, Destroyed, or Mutilated Certificates. In the event of the loss, theft or destruction of any certificate for shares of the stock of the Corporation, another may be issued in its place pursuant to such regulations as the board of directors may establish concerning proof of such loss, theft or destruction and concerning the giving of a satisfactory bond or bonds of indemnity. If the board of directors has authorized the issuance of shares without certificates, such authorization shall apply to the replacement of any certificate that has been lost, stolen or destroyed.
ARTICLE 7
CONTRACTS, LOANS, CHECKS AND DEPOSITS
Section 7.1 Contracts. The board of directors may authorize any officer or officers or agent or agents to enter into any contract or to execute and deliver any document or instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

Section 7.2 Loans. No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
Section 7.3 Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by the Chairman, the President, the Treasurer or such other officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by the Chairman, the President or by resolution of the board of directors.
ARTICLE 8
MISCELLANEOUS PROVISIONS
Section 8.1 Facsimile and Electronic Signatures. In addition to the provisions for use of facsimile and electronic signatures authorized by law or elsewhere specifically authorized in these bylaws, facsimile and electronic signatures of any officer or officers of the Corporation may be used whenever and as authorized by the board of directors or a committee thereof. An "electronic signature" is any electronic symbol or process attached to or logically associated with a document sent by electronic transmission and executed or adopted by a person with the intent to sign such document. "Electronic signature" includes: (i) a unique password or unique identification assigned to a person by the Corporation; (ii) a person's typed name attached to or part of an electronic transmission sent by or from a source authorized by such person, such as an e-mail address provided by such person as that person's e-mail address; (iii) a person's facsimile signature; and (iv) any other form of electronic signature approved by the board of directors.
Section 8.2 Corporate Seal. The Corporation shall not adopt an official seal.
Section 8.3 Fiscal Year. The fiscal year of the Corporation shall be from the first day of November through the last day of October unless otherwise set and established by the board of directors.
Section 8.4 Corporate Records. The books and records of the Corporation shall be kept at the principal office of the Corporation, except that the shareholder list must also be kept at the places described in section 3.6 of these bylaws.
Section 8.5 Voting of Stocks or Other Interests Owned by the Corporation. In the absence of a resolution of the board of directors to the contrary, the Chairman, the President and any Vice President acting within the scope of his or her authority as provided in these bylaws, are authorized and empowered on behalf of the Corporation to attend and vote, or to grant discretionary proxies to be used, at any meeting of shareholders, members or other owners of any corporation, limited liability company or other entity in which the Corporation holds or owns shares of stock, units or other equity or interests and in that connection, on behalf of the Corporation, to execute a waiver of notice of any such meeting or a written consent to action without a meeting. The board of directors shall have authority to designate any officer or person as a proxy or attorney-in-fact to vote shares of stock, units or other equity or interests in any other corporation, limited liability company or other entity in which the Corporation may own or hold shares of stock, units or other equity or interests.
Section 8.6 Shareholders' Right to Information.
(a)    Subject to the following, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at the Corporation's principal office, any of the following records of the Corporation:
    (i)    The Corporation's articles or restated articles of incorporation and all amendments to them currently in effect;
    (ii)    The Corporation's bylaws or restated bylaws and all amendments to them currently in effect;
    (iii)    Resolutions adopted by the board of directors creating one or more classes or series of shares, and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;
    (iv)    The minutes of all shareholders' meetings, and records of all action taken by shareholders without a meeting, for the past three years;
    (v)    All written communications to shareholders generally within the past three years, including the financial statements furnished for the past three years pursuant to section 8.6(c) of these bylaws;
    (vi)    A list of the names and business addresses of the Corporation's current directors and officers; and
    (vii)    The Corporation's most recent biennial report delivered to the Iowa Secretary of State.
The shareholder must, however, give the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy the records in question.
(b)    Subject to the following, a shareholder of the Corporation is entitled to inspect and copy, during regular business hours at a reasonable location specified by the Corporation, any of the following records of the Corporation:
    (i)    Excerpts from minutes of any meeting of the board of directors, records of any action of a committee of the board of directors while acting in place of the board of directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or the board of directors without a meeting, to the extent not subject to inspection under subparagraph (a) above;

    (ii)    Accounting records of the Corporation; and
    (iii)    The record of shareholders.
A shareholder may inspect and copy the above records, however, only if: (i) the shareholder's demand is made in good faith and for a proper purpose, (ii) the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, (iii) the records are directly connected with the shareholder's purpose, and (iv) the shareholder gives the Corporation written notice of the shareholder's demand at least five business days before the date on which the shareholder wishes to inspect and copy the records in question.
(c)    Upon written request from a shareholder, the Corporation, at its expense, shall furnish to that shareholder the annual financial statements of the Corporation, which may be consolidated or combined statements of the Corporation and one or more of its subsidiaries, as appropriate. The financial statements will include a balance sheet as of the end of the fiscal year and an income statement for that year, and, if the annual financial statements are reported upon by a public accountant, that report must accompany them.
(d)    A shareholder's agent or attorney has the same inspection and copying rights as the shareholder represented.
(e)    The right to copy records under this section includes, if reasonable, the right to receive copies by xerographic or other means, including copies through an electronic transmission if available and so requested by the shareholder.
(f)    The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to a shareholder. The charge shall not exceed the estimated cost of production, reproduction or transmission of the records.
Section 8.7. Inspection of Records by Directors. A director is entitled to inspect and copy the books, records, and documents of the Corporation at any reasonable time to the extent reasonably related to the performance of the director's duties as a director, including duties as a member of a committee, but not for any other purpose or in any manner that would violate any duty to the Corporation.
Section 8.8.    Electronic Transmissions. "Electronic transmission" or "electronically transmitted" means any process of communication not directly involving the physical transfer of paper that is suitable for the retention, retrieval and reproduction of information by the recipient. Notice by electronic transmission is written notice. Notices and written consents may be given by electronic transmission. Each written consent given by electronic transmission shall contain an electronic signature of the person giving such written consent.

ARTICLE 9
AMENDMENTS
These bylaws may be amended or repealed by the by the shareholders. These bylaws may also be amended or repealed by the board of directors unless either of the following apply: (i) the articles of incorporation or law reserve that power exclusively to the shareholders in whole or in part, or (ii) the shareholders in amending, repealing, or adopting a bylaw expressly provide that the board of directors shall not amend, repeal or reinstate that bylaw.